SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): July 23, 2008

CHATTEM, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-5905	62-0156300
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1715 West 38th Street, Chattanooga, Tennessee 37409
(Address of principal executive offices, including zip code)

(423) 821-4571
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

      (c)      On July 23, 2008, the Board of Directors of Chattem, Inc. (the “Company”) appointed Robert B. Long as Vice President and Chief Financial Officer of the Company.  The appointment was effective as of July 23, 2008.  Mr. Long, age 36, had previously served as the Company’s Vice President, Finance since July 2007 and as its Chief Accounting Officer from April 2006 to July 2007.  Prior to joining the Company, Mr. Long served as the Chief Financial Officer of Charleston Hosiery, Inc., a manufacturer of hosiery products, from August 2005 to April 2006 and as a senior audit manager for Ernst & Young LLP, a global professional services provider, from May 2002 to August 2005, except for the period from June 2004 to August 2004, during which time he served as corporate controller for Heil Environmental Industries, Ltd., a manufacturer of refuse collection vehicles.  Mr. Long is registered as a Certified Public Accountant with the State of Tennessee.

     A copy of the press release announcing the promotion of Mr. Long is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits:
		99.1	Press Release dated July 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 25, 2008	CHATTEM, INC.

	By:	/s/ Theodore K. Whitfield, Jr.
Theodore K. Whitfield, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated July 25, 2008